Exhibit 99.1

The Chefs’ Warehouse, Inc.

Unaudited Pro Forma Condensed Combined Financial Information

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

The unaudited pro forma condensed combined statement of operations has been prepared using the purchase method of accounting, giving effect to the merger of Del Monte Capitol Meat Co. with and into a wholly owned subsidiary of The Chefs’ Warehouse, Inc. (the “Company”, “Chefs”, “we”, or “us”) and the purchase by a separate wholly owned subsidiary of the Company of substantially all the assets of T.J. Foodservice Co., Inc. and TJ Seafood, LLC (collectively, the “Del Monte Entities”), which was completed on April 6, 2015 (the “purchase” and combined with the merger, the “Transactions”). The unaudited pro forma condensed combined statements of operations for the fiscal years ended December 25, 2015 and December 26, 2014 give effect to the purchase as if the purchase had been completed on the first day of fiscal 2014. The unaudited pro forma condensed combined statement of operations is presented for illustrative purposes only and is not necessarily indicative of the results of operations or financial condition of the combined company had the purchase been completed on the date described above, nor is it necessarily indicative of the future results of operations or financial position of the combined company.

The Company anticipates that the purchase will provide the combined company with financial benefits that include increased sales, additional customers, expanded geographic reach and enhanced capabilities in the center-of-the-plate protein category. The unaudited pro forma condensed combined statement of operations is based on a number of assumptions and estimates and is subject to uncertainties, and that information does not purport to be indicative of the actual results of operations or financial condition that would have occurred had the transactions described herein in fact occurred on the date indicated, nor does it purport to be indicative of the results of operations or financial condition that we may achieve in the future. Such information does not reflect any cost savings from operating efficiencies, synergies or restructurings that could result from the purchase. Additionally, the unaudited pro forma condensed combined statement of operations does not reflect additional revenue opportunities following the purchase nor does it reflect any additional overhead and infrastructure costs needed to fully integrate the Del Monte Entities into the Company. Accordingly, the unaudited pro forma condensed combined statement of operations does not attempt to predict or suggest future results.

The unaudited pro forma condensed combined statement of operations for the fifty-two weeks ended December 26, 2014 combines the Company’s consolidated historical results of operations for the fifty-two weeks ended December 26, 2014 with the combined historical results of operations of the Del Monte Entities for their fiscal year ended December 27, 2014. The unaudited pro forma condensed combined statement of operations for the fifty-two weeks ended December 25, 2015 combines the Company’s consolidated historical results of operations for the fifty-two weeks ended December 25, 2015 with the combined historical results of operations of the Del Monte Entities for the fourteen weeks ended April 6, 2015.

 Unaudited Pro Forma Condensed Combined Statement of Operations for the Fifty-Two Weeks Ended
December 25, 2015 (in thousands, except share and per share data)

	Chefs historical	Del Monte Entities historical	Pro forma adjustments	Note	Pro forma combined
Net sales	$1,058,996	$63,181	$(5,176)	2a	$1,117,001
Cost of sales	789,462	47,765	(5,069)	2a	832,158
Gross profit	269,534	15,416	(107)	2a	284,843
Operating expenses	229,134	11,784	(5,724)	2b	235,194
Operating income	40,400	3,632	5,617		49,649
Interest expense, net	12,984	39	1,493	2c	14,516
Gain on investments	—	(43)	43	2d	—
Gain on sale of assets	(295)	—	—		(295)
Income before income taxes	27,711	3,636	4,081		35,428
Provision for income taxes	11,502	--	3,202	2e	14,704
Net income	$16,209	$3,636	$879		$20,724

Net income per share
Basic	$0.63	$—	$—		$0.80
Diluted	$0.63	—	—		$0.78
Weighted-average common shares outstanding
Basic	25,532,172	—	305,944		25,838,116
Diluted	26,508,994	—	645,881	2f	27,154,875

See accompanying notes to unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statement of Operations for the Fifty-Two Weeks Ended
December 26, 2014 (in thousands, except share and per share data)

	Chefs historical	Del Monte Entities historical	Pro forma adjustments	Note	Pro forma combined
Net sales	$836,625	$218,561	$—		$1,055,186
Cost of sales	630,573	162,924	—		793,497
Gross profit	206,052	55,637	—		261,689
Operating expenses	173,042	33,726	3,437	2b	210,205
Operating income	33,010	21,911	(3,437)		51,484
Interest expense, net	8,167	145	5,983	2c	14,295
Gain on investments	—	(180)	180	2d	—
Gain on sale of assets	(5)	—	—		(5)
Income before income taxes	24,848	21,946	(9,600)		37,194
Provision for income taxes	10,633	30	5,253	2e	15,916
Net income	$14,215	$21,916	$(14,853)		$21,278

Net income per share
Basic	$0.58	$—	$—		$0.83
Diluted	0.57	—	—		0.80
Weighted-average common shares outstanding
Basic	24,638,135	—	1,113,636		25,751,771
Diluted	24,844,565	—	2,351,010	2f	27,195,575

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
(in thousands)

1.	Basis of preparation

The unaudited pro forma condensed combined statement of operations has been derived from the historical statement of operations of the Company and the Del Monte Entities and was prepared using the acquisition method of accounting in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification (“ASC”) 805, Business Combinations, and uses the fair value concepts defined in ASC 820, Fair Value Measurements and Disclosures. ASC 805 requires, among other things, that all assets acquired and liabilities assumed be recognized at their fair values as of the purchase date. In addition, ASC 805 establishes that the consideration transferred be measured at the closing date of the purchase at the then-current market price. The pro forma adjustments are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined statement of operations. The Company anticipates that the values assigned to the assets acquired and liabilities assumed will be finalized during the measurement period following the April 6, 2015 closing date.

The unaudited pro forma condensed combined statement of operations does not reflect any cost savings from operating efficiencies, synergies or restructurings that could result from the purchase. Additionally, the unaudited pro forma condensed combined statement of operations does not reflect additional revenue opportunities following the purchase or additional overhead and infrastructure costs necessary to fully integrate the Del Monte Entities into the Company.

2.	Pro forma statement of operations adjustments

a.        Represents elimination of sales and related cost of sales for transactions between the Del Monte Entities and the Company during the fiscal year ended December 25, 2015.

b.        Represents the removal of the Del Monte Entities’ historical depreciation and amortization ($1,327 for the fiscal year ended December 26, 2014, $352 for the fiscal year ended December 25, 2015), the removal of transaction costs ($547 for the fiscal year ended December 26, 2014, $4,762 for the fiscal year ended December 25, 2015), the removal of compensation cost for the Del Monte Entities’ executives who will not be employed by the Company, and/or will have their annual compensation adjusted as part of the Transactions ($2,119 for the fiscal year ended December 26, 2014 and $530 the fiscal year ended December 25, 2015), the addition of estimated depreciation cost on the Del Monte Entities’ assets acquired ($1,029 for the fiscal year ended December 26, 2014 and $257 for the fiscal year ended December 25, 2015), the addition of estimated amortization of intangible assets acquired ($5,613 for the fiscal year ended December 26, 2014 and $1,403 for the fiscal year ended December 25, 2015), the payment of $25 in the fiscal year ended December 25, 2015 for the development of accounting close procedures at Del Monte, the addition of estimated accretion in the fair value of the contingent earn-out obligation ($788 for the fiscal year ended December 26, 2014 and $197 for the fiscal year ended December 25, 2015) and the payment of transaction-related bonuses and settlements prior to the transaction completion by the Del Monte Entities ($1,912 for the fiscal year ended December 25, 2015).

c.        Represents the removal of the Del Monte Entities’ historical interest expense ($145 for the fiscal year ended December 26, 2014, $39 for the fiscal year ended December 25, 2015) and recording interest expense on the convertible subordinated notes ($919 for the fiscal year ended December 26, 2014 and $230 for the fiscal year ended December 25, 2015), senior secured notes ($1,450 for the fiscal year ended December 26, 2014 and $362 for the fiscal year ended December 25, 2015) and revolving credit facility borrowings ($3,759 for the fiscal year ended December 26, 2014 and $940 for the fiscal year ended December 25, 2015) used to finance the Transactions and pay the transaction-related bonuses described above. Amounts do not reflect any additional infrastructure costs to transition the Del Monte Entities into a public company entity.

d.        Represents the removal of investment income recorded by the Del Monte Entities ($180 for the fiscal year ended December 26, 2014 and $43 for the fiscal year ended December 25, 2015).

e.        Represents elimination of historical tax expense recorded by the Del Monte Entities and the recording of an effective tax rate of 42.8% and 41.5% on incremental income for the combined entity for the fiscal year ended December 26, 2014 and the fiscal year ended December 25, 2015, respectively.

f.         For the fifty-two weeks ended December 26, 2014 and December 25, 2015, respectively, there are addbacks of interest expense net of tax totaling $526 and $538 to calculate fully diluted earnings per share.